SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                          FORM 8-K


                       CURRENT REPORT

                       _____________

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): April 6, 1998



                RECKSON ASSOCIATES REALTY CORP.
    (Exact name of Registrant as specified in its Charter)



                          Maryland
                  (State of Incorporation)

     1-13762                       11-3233650
Commission File Number)        (IRS Employer Id. Number)

     225 Broadhollow Road                  11747
     Melville, New York                 (Zip Code)
Address of principal executive offices)

                      (516) 694-6900
     egistrant's telephone number, including area code)


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

     Reckson Associates Realty Corp. (together with Reckson Operating Partnership, L.P., the "Company") has entered into a contract to acquire a portfolio of six office properties totaling 980,000 square feet in Westchester County, New York from Cappelli Enterprises and affiliated entities (the "Sellers") for a purchase price of approximately
$177 million. Pursuant to such contract the Company will also obtain an option to acquire the remaining 50% interest in 360 Hamilton Avenue, a 365,000 square foot vacant office tower located in downtown White Plains in which the Company currently owns a 50% interest. The Cappelli acquisition includes a five building, 850,000 square foot, class A office park in
Valhalla, New York and Court House Square, a 130,000 square foot class A office building located in White Plains, New York. As part of this transaction the Company will also receive an option to acquire the remaining development parcels within the Valhalla office park (the "Development Parcels") on which up to 875,000 square feet of office space can be developed.

     The contract provides (i) for the purchase price to include (a) the assumption by the Company of approximately $45 million of non-recourse mortgage debt and (b) at the option of the Sellers, a combination of (x) cash, (y) convertible preferred operating partnership units with dividend rates ranging from 6.25% to 7% and conversion premiums of 17.5% and 30% and/or (z) common operating partnership units; (ii) certain of the Sellers with the right to receive a loan from the Company of up to $20 million secured by certain of the Company's operating partnership units received by the Sellers in the transaction; and (iii) for a loan to the Sellers of up to $20 million secured by a mortgage on the Development Parcels. The Sellers will also receive registration rights with respect to the operating partnership units received.

     As part of the acquisition, Louis Cappelli will be nominated to the Company's Board of Directors. It is anticipated that the transaction will close within the next 15 days.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (a) and (b)    Financial Statements of Properties Acquired and
Pro Forma Financial Information

     Unaudited Pro Forma Combining Financial Statements

                    Pro Forma Condensed Combining Balance Sheet (Unaudited) as of December 31, 1997

                    Pro Forma Condensed Combining Statement of Operations (Unaudited) for the Year Ended December 31, 1997

                    Notes to Pro Forma Financial Statements

      Acquisition Property

                    Report of Independent Auditors

                    Combined Statement of Revenues and Certain Expenses of the Cappelli Portfolio for the Year Ended December 31, 1997

                    Notes to Combined Statement of Revenues and Certain Expenses of the Cappelli Portfolio






                      Reckson Associates Realty Corp.
               Pro Forma Condensed Combining Balance Sheet
                           As of December 31, 1997
                                   (Unaudited)
                              (Dollars in thousands)




The following unaudited pro forma condensed combining balance sheet is presented as if the Company had acquired the Cappelli Portfolio on December 31, 1997.

This pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 1997.

The pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Cappelli Portfolio on December 31, 1997, nor does it purport to represent the future financial position of the Company.





                                                                                                        December
                                              Historical               Cappelli          Cappelli       31, 1997
                                            (Audited) (a)            Portfolio (b)     Land Loan(c)     Pro Forma
                                            --------------           --------------    ------------     ----------
Assets
Real estate, net                            $   904,214              $   174,095       $          -     $  1,078,309
Cash and cash equivalents                        21,828                       -                   -           21,828
Tenant receivables                                4,975                       -                   -            4,975
Affiliate receivables                            18,090                       -                   -           18,090
Deferred rent receivable                         14,973                       -                   -           14,973
Investment in mortgage notes and notes
     receivable                                 104,509                       -              10,000          114,509
Contract and land deposits and other
     pre-acquisition costs                        7,559                       -                   -            7,559

Prepaid expenses and other assets                13,705                       -                   -           13,705
Investments in real estate joint ventures         7,223                       -                   -            7,223
Deferred lease and loan costs, net               16,181                       -                   -           16,181
                                             ----------               -----------       -------------    -----------
     Total Assets                           $ 1,113,257              $    174,095       $    10,000    $   1,297,352
                                            ===========              =============      ============   =============

Liabilities and Stockholders' Equity
Mortgage notes payable                      $  180,023              $     45,282       $         -     $    225,305
Senior unsecured notes                         150,000                         -                 -          150,000
Credit facilities                              210,250                   128,813            10,000          349,063
Accrued expenses and other liabilities          30,987                         -                 -           30,987
Affiliate payables                                 807                         -                 -              807
Dividends and distributions payable                120                         -                 -              120
                                            ----------              -------------      -------------   -------------
     Total Liabilities                      $  572,187                   174,095            10,000          756,282
                                            ==========              ==============     ==============  ==============


Minority interest in consoliated
     partnership                                 6,655                         -                 -            6,655
Limited partners' interest in operating
     partnership                                85,750                         -                 -           85,750
                                            ----------              --------------     -------------   --------------
                                                92,405                         -                 -           92,405
                                            ----------              --------------     --------------  ---------------


Stockholders' Equity
Common stock                                       378                          -                -              378
Additional paid-in capital                     448,287                          -                -          448,287
                                            -----------             ---------------    --------------  ---------------
     Total Stockholders' Equity                448,665                          -                -          448,665
                                            -----------             ----------------   --------------  ---------------
     Total Liabilities and
       Stockholders' Equity                 $1,113,257              $     174,095      $    10,000     $  1,297,352
                                            ===========             ================   ==============  ================


See accompanying notes to pro forma financial statements.











                      Reckson Associates Realty Corp.
                 Pro Forma Condensed Statement of Operations
                         Year Ended December 31, 1997
                                  (Unaudited)
                           (Dollars in thousands)




The following unaudited pro forma condensed combining Statement of Operations is presented as if the Company had acquired the Cappelli Portfolio as of January 1, 1997 and the Company qualified as a REIT, distributed all its taxable income and, therefore, incurred no income tax expense during the period.

This pro forma condensed combining Statement of Operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 1997.

The pro forma condensed combining Statement of Operations is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Cappelli Portfolio as of January 1, 1997, nor does it purport to represent the operations of the Company for future periods.





                                                                                                        Pro            December
                                             Historical           Cappelli           Cappelli          Forma(g)        31, 1997
                                             (Audited)(d)       Portfolio(e)       Land Loan (f)     Adjustments       Pro Forma
                                              -------------     --------------     --------------    ------------      ----------

Revenues:
   Base Rents                                 $    128,778      $     17,209       $           -      $        -       $  145,987
   Tenant escalations and reimbursements            14,981             8,827                   -               -           23,808
   Equity in earnings of real estate joint
     ventures                                          459                 -                   -               -              459
   Equity in earnings of service companies              55                 -                   -               -               55
   Interest income on mortgage notes and notes
     receivable                                      5,437                 -               1,000               -            6,437

     Other                                           3,685                 -                   -               -            3,685
                                              -------------      ------------       -------------       ------------   -----------
          Total Revenues                           153,395            26,036               1,000               -          180,431

Expenses:
     Operating Expenses:
     Property operating expenses                    28,943             5,449                  -                -           34,392
     Real Estate Taxes                              20,579             2,636                  -                -           23,215
     Ground Rents                                    1,269                 -                  -                -            1,269
     Marketing, general and administrative           8,292                 -                  -                -            8,292
                                              -------------      -------------      -------------       ------------    ----------
          Total Operating Expenses                  59,083             8,085                  -                -           67,168
                                              -------------      -------------      -------------       -------------   ----------

     Interest                                       21,585                 -                   -           13,926           35,511
     Depreciation and amortization                  27,237             4,933                   -               -            32,170
                                              -------------      -------------      --------------      --------------  ----------
          Total Expenses                           107,905            13,018                   -           13,926          134,849
                                              -------------      -------------      --------------      --------------- ----------

Income before minority interests and
      extraordinary items                           45,490            13,018               1,000          (13,926)          45,582


Minority Partners' Interest in Consolidated
partnership (income)                                  (807)                 -                  -                -           (807)
                                              --------------     -------------     ---------------       --------------  ----------

Income before limited partners' minority
       interest in
Operating Partnership income and extraordinary
       items                                   $    44,683        $  13,018        $       1,000         $(13,926)         44,775
                                              ===============     =============    ================      ==============


Limited Partners' minority interest in operating
partnership income                                                                                                       (7,833)(h)
                                                                                                                        -----------
Net income before extraordinary item                                                                                     $36,942
                                                                                                                        ===========

Basic net income per share before extraordinary item                                                                     $  1.13(i)
                                                                                                                        ===========
Basic weighted average common shares outstanding                                                                          32,727(i)
                                                                                                                        ===========
Diluted net income per share before extraordinary item                                                                   $  1.11(j)
                                                                                                                        ===========
Diluted weighted average common shares outstanding                                                                        33,260(j)
                                                                                                                        ===========


See accompanying notes to pro forma financial statements.



Notes to Pro Forma Financial Statements

Pro Forma Condensed Combining Balance Sheet
A. Reflects the Company's historical balance sheet as of December 31, 1997.

B. Reflects the acquisition of the Cappelli Portfolio with borrowings under the Credit Facility and the assumption of debt. It is expected that this asset acquisition will be funded through the assumption of approximately $45 million of non-recourse mortgage debt, which bears interest at a weighted average rate of 8.85%, and, at the option of the seller, a combination of either cash, series B or C convertible preferred operating partnership units each with dividend rates ranging from 6.25% to 7% (depending on whether the assumed debt remains outstanding) and conversion premiums of 17.5% and 30% and/or common operating partnership units.
     For purposes of the pro forma adjustment the Company has assumed an all cash and debt sale.

C.   Reflects a mortgage loan of $10 million on land given to Capelli
     Associates.

Pro Forma Condensed Combining Statements of Operations For the Year Ended December 31, 1997

D. Reflects the historical operations of the Company for the year ended December 31, 1997.

E. Reflects the combined revenues and certain expenses of the Cappelli Portfolio for the year ended December 31, 1997.

F. Reflects the interst income associated with the mortgage loan given to Cappelli Associates.

G. Reflects the increase in interest costs associated with additional borrowings under the Credit Facility ($9,920) and the mortgages assumed ($4,006).

H. Represents the minority interest of the Limited Partners in the Operating Partnership at an effective pro forma rate of approximately 17.5%.

I.   Basic  pro   forma  net  income   per  share  of  common   stock  before
     extraordinary item is based upon the weighted average number of shares outstanding during the year ended December 31, 1997 of 32,727,000.
     This reflects a two-for-one stock split which was distributable on April 15, 1997.

J.   Diluted  pro  forma  net  income   per  share  of  common  stock  before
     extraordinary item is based upon the diluted weighted average number of shares outstanding during the year ended December 31, 1997 of 33,260,000. This reflects a two-for-one stock split which was distributable on April 15, 1997.





                    Report of Independent Auditors

Board of Directors and Stockholders
Reckson Associates Realty Corp.

We have audited the combined statement of revenues and certain expenses of the properties ("Cappelli Portfolio") to be acquired from Cappelli Associates ("Cappelli") by Reckson Associates Realty Corp., as described in Note 1, for the year ended December 31, 1997. The financial statement is the responsibility of Cappelli Portfolio management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Reckson Associates Realty Corp. and is not intended to be a complete presentation of Cappelli Portfolio revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Cappelli Portfolio as described in Note 1 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP



New York, New York
March 27, 1998




                              Cappelli Portfolio
                 Combined Statement of Revenues and Certain Expenses
                               (in thousands)
                                 (Note 1)

                                                         YEAR ENDED
                                                         DECEMBER 31,
                                                            1997
                                                         _____________
Revenues: (Note 2 and 5)
   Base rents                                            $15,279,266
   Tenant escalations                                      8,827,445
                                                         _____________
Total revenues                                            24,106,711
                                                         _____________

Certain Expenses:

   Real estate taxes                                       2,636,311
   Property operating expenses (Note 3)                    5,448,677
                                                         _____________
Total certain expenses                                     8,084,988
                                                         _____________

Revenues in excess of certain expenses                    $16,021,723
                                                         =============

See accompanying notes to financial statement.


                              Cappelli Portfolio

               Notes to Combined Statement of Revenues and Certain Expenses

                       For the Year Ended December 31, 1997

1.  BASIS OF PRESENTATION

Presented herein is the combined statement of revenues and certain expenses related to the operation of six office buildings, the Cappelli Portfolio, owned by Cappelli Associates ("Cappelli"). Five of the buildings are located in Valhalla, New York, the sixth building is located in White Plains, New York.

The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate property. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Reckson Associates Realty Corp. in the proposed future operations of the aforementioned Cappelli Portfolio. Items excluded consist of interest, depreciation, amortization and general and administrative expenses not directly related to the future operations.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

2.  LEASE AND REVENUE RECOGNITION

The Cappelli Portfolio properties are being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the leases. The amounts so recognized were less than amounts due pursuant to the underlying leases by approximately $1,792,000 for the year ended December 31, 1997.

The Cappelli Portfolio are multi-tenant office buildings whose leases expire at various dates over the next eight years.

                             Cappelli Portfolio

    Notes to Combined Statement of Revenues and Certain Expenses (continued)

3.  PROPERTY OPERATING EXPENSES

Property operating expenses for the year ended December 31, 1997 include approximately $180,000 for insurance, $2,585,000 for utilities, $223,000 for payroll, $2,368,000 in repair and maintenance and $93,000 for security costs.

4.  SIGNIFICANT TENANTS

Four tenants accounted for 37%, 24%, 13% and 11% of the 1997 straight line rents, respectively.

5.  LEASE AGREEMENTS

Future minimum lease payments to be received by the Cappelli Portfolio as of December 31, 1997 under non-cancelable operating leases, which expire on various dates through the year 2005 are as follows:

                 1998                  $22,222,000
                 1999                   21,259,000
                 2000                   17,532,000
                 2001                   12,582,000
                 2002                    3,876,000
                 Thereafter             11,419,000
                                       ___________
                                       $88,890,000
                                       ===========

Exhibits
                    10.1 Contribution  Agreement  among the  Company  and the
                         Sellers

                    23.1 Consent of Ernst & Young LLP

                    23.2 Consent of Ernst & Young LLP


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          RECKSON ASSOCIATES REALTY CORP.


                                          /s/ J.  Michael Maturo
                                          ______________________
                                          J.  Michael Maturo
                                          Executive Vice President
                                          and Chief Financial Officer




Date:  April 6, 1998